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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 23, 2006

                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                       1-15345               25-1391475
--------------------------------  ------------------------   -------------------
        (State or other           (Commission File Number)     (IRS Employer
juristidiction of incorporation)                             Identification No.)

                                2441 Viscount Row
                             Orlando, Florida 32809
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               (Address of Principal Executive Offices) (Zip Code)

                                 (407) 855-5500
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      This  Report  includes   forward-looking   statements  related  to  Galaxy
Nutritional Foods, Inc. that involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the outcome of pending litigation, and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect Galaxy's future results and business plans, please see our filings with the Securities and Exchange Commission, including in particular our Annual Report on Form 10-K for the year ended March 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2005. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Item 1.01 Entry into a Material Definitive Agreement.

      The information set forth under Item 2.03 of this Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      On June 23, 2006, Galaxy Nutritional Foods, Inc. (the "Company") entered into a Receivables Purchase Agreement with Systran Financial Services Corporation, an affiliate of Textron Financial Corporation ("Systran"), whereby Systran will provide a line of credit to the Company through advances against certain trade receivable invoices due to the Company (the "Systran Line").

      The Systran Line is secured by the Company's accounts receivable and all other assets. Generally, subject to a maximum principal amount of $3,500,000 which can be borrowed under the Systran Line, the amount available for borrowing is equal to 85% of the Company's eligible accounts receivable invoices less a dilution reserve and any required fixed dollar reserves. The dilution and fixed dollar reserve have been initially set at 7% and $100,000, respectively. Advances under the Systran Line bear interest at a variable rate equal to the prime rate plus 1.5% per annum (9.5% on June 23, 2006). The Company paid a one-time closing fee of $35,000 and is also obligated to pay a $1,500 monthly service fee.

      The initial term of the Systran Line ends on June 23, 2009 and may renew automatically for consecutive twelve-month terms unless terminated sooner. The Systran Line may be accelerated in the event of certain defaults by the Company. In such an event, interest on the Company's borrowings would accrue at the greater of twelve percent per annum or the variable rate of prime plus 1.5% and the Company would be liable for an early termination premium ranging from 1% to 3% of the maximum principal amount available under the Systran Line.

      On June 23, 2006, Systran advanced $2,379,262 under the Systran Line of which $1,839,086 was used to pay in full and terminate the Company's obligations under its line of credit with Textron Financial Corporation which was to terminate on June 27, 2006.


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Item 9.01 Financial Statements and Exhibits

10.30       Receivables Purchase Agreement,  together with Addendum,  dated June
            23,  2006  between  Galaxy   Nutritional  Foods,  Inc.  and  Systran
            Financial Services Corporation (filed herewith).

99.1 Press Release regarding Systran issued by the Company on June 29, 2006 (filed herewith).

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2006                    Galaxy Nutritional Foods, Inc.


                                        By: /s/ Salvatore J. Furnari
                                            ------------------------------------
                                            Salvatore J. Furnari
                                            Chief Financial Officer


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